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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the inclusion in this Current Report on Form 8-K/A (File No. 0-23747) of our report dated April 17, 1998, on our audit of the consolidated financial statements of Allsport Photographic plc and Subsidiaries for the year ended November 30, 1997.

Maidment Penney Quick & Co

Chartered Accountants

London

April 24, 1998